UNITED   STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 2 TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2008

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction   of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
( Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On August 22, 2008, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) pursuant to Item 4.02 of Form 8-K. On September 12, 2008, the Company filed Amendment No. 1 to the Original 8-K (the “First Amended 8-K/A”), which amended and restated the disclosure that was contained in the Original 8-K pursuant to Item 4.02 of Form 8-K. This Second Amended Current Report on Form 8-K/A (this “Second Amended 8-K/A”) updates the disclosure contained in the First Amended 8-K/A pursuant to Item 4.02 of Form 8-K.

The information contained in Item 4.02 of this Second Amended 8-K/A does not include the entire text of, and is not intended to supersede, the information contained in Item 4.02 of the First Amended 8-K/A. Rather, the information contained in Item 4.02 of this Second Amended 8-K/A is intended to provide additional updated disclosure pursuant to Item 4.02 of Form 8-K. In addition, this Second Amended 8-K/A includes new disclosure pursuant to Item 5.02 of Form 8-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2008, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) issued a press release announcing that, on November 10, 2008, the Company’s Board of Directors had accepted the Final Report and Recommendation of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), following the Audit Committee’s conclusion on November 8, 2008 of its independent internal investigation into previously disclosed errors in the Company’s accounting for certain sales representative commission advances and trade receivables, the Company’s internal controls, the Company’s personnel involved and related matters. The effect of these errors was to improperly reflect the aging of the Company’s trade accounts and notes receivables and to understate the Company’s bad debt allowance, which resulted in the understatement of general and administrative expenses (the line item that includes bad debt allowance) and the overstatement of net income and earnings per share for certain prior fiscal periods as previously disclosed. The errors also resulted in an overstatement of the deferred tax asset, which could adversely affect future operations and profit levels on a continuing basis. The Audit Committee found no evidence to suggest that these accounting errors were made at the direction of, or with the knowledge or involvement of, the Company’s executive officers and management.

The principal effect of the errors was to incorrectly (1) increase net income by approximately $2,296,253, from $1,720,387 to $4,016,640, in the fiscal year ended December 31, 2007 and decrease net loss by approximately $514,319, from $(852,660) to $(338,341), in the fiscal quarter ended March 31, 2008 and (2) increase earnings per share by approximately $0.12, from $0.09 to $0.21, in the fiscal year ended December 31, 2007 and decrease loss per share by $0.02, from $(0.04) to $(0.02), in the fiscal quarter ended March 31, 2008. As a result, the Company is restating its financial statements for the fiscal year ended December 31, 2007 and the fiscal quarter ended March 31, 2008.

For purposes of the internal investigation, the Audit Committee retained Wilson Sonsini Goodrich & Rosati, P.C. (“WSG&R”) as independent U.S. legal counsel to provide guidance to the Audit Committee in determining the scope of the internal investigation and the proper procedures by which the investigation was to be conducted, and Fangda Partners (“Fangda”) as independent legal counsel in the People’s Republic of China (“PRC”) to assist the Audit Committee in conducting the investigation. In addition to the Audit Committee’s investigation, Hansen, Barnett & Maxwell, P.C., the independent registered public accounting firm of the Company (“HBM”) conducted further validation procedures with respect to the Company’s journal entries.

HBM has advised the Company that it found no additional errors or concerns regarding the Company’s journal entries other than those outlined above. The Audit Committee concluded that the accounting errors in the Company’s journal entries were made at the direction of two supervisors in the Company’s financial department, in an incorrect attempt by such supervisors to follow the Company’s policy that regional managers and sales representatives should be responsible for the collection of trade receivables, as well as to simplify the financial department’s process of generating related data regarding trade receivables and sales representative advances. Because the two supervisors were utilizing generally accepted accounting principals in the PRC (“PRC GAAP”) and were unaware of the impact of the accounting errors on the Company’s bad debt allowance once the Company’s financial statements were converted from PRC GAAP to accepted accounting principals in the United States (“U.S. GAAP”), the Audit Committee determined that the errors were not intended to affect the Company’s financial statements and reported results.

HBM had previously advised the Audit Committee that no further reliance should be placed on the (1) previously filed financial statements and related audit report dated March 28, 2008 contained in the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, as amended and (2) previously filed financial statements for the interim period contained in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2008. Based on its further work and the results of the investigation, HBM has advised the Company that there would be no need for the Company to restate its previously filed financial statements for the interim periods contained in the Company’s Forms 10-QSB for the fiscal quarters ended June 30, 2007 and September 30, 2007 and that those statements may be relied upon.

On October 10, 2008, the Audit Committee recommended to the Board of Directors the implementation of the following remedial actions: (1) appropriate disciplinary action should be taken with respect to the two financial department supervisors responsible for the erroneous journal entries; (2) additional training in SOX 404 compliance and financial document production and record retention should be provided to the Company’s finance personnel and other personnel who provide financial data that is incorporated into the Company’s financial statements; (3) external consultants were previously engaged to assist the Company with remedial measures designed to improve its disclosure controls and procedures and internal controls over financial reporting. The process of improvement should be accelerated (which will include documentation of policies and procedures by the end of 2008 and implementation in January 2009 in compliance with Section 404 of Sarbanes-Oxley following the COSO framework); and (4) Qiong Hua Gao, the Company’s former Chief Financial Officer, along with the Company’s two supervisory finance personnel, should be replaced with personnel more experienced in the application of U.S. GAAP. On November 10, 2008, the Board of Directors unanimously approved the implementation of the remedial actions recommended by the Audit Committee, and the Company is actively pursuing each of the recommended remedial actions. As part of its implementation, the Company is accelerating its training of its financial staff and implementation of enhanced internal control procedures, Wendy Fu has been appointed as the Company’s new Chief Financial Officer (as disclosed below under Item 5.02 of this Second Amended Current Report on Form 8-K/A) and the employment by the Company (and by any subsidiary of the Company) of the two finance department supervisors found responsible for making the erroneous accounting entries and creating improper supporting documentation was terminated, effective October 13, 2008.

The Audit Committee has discussed the matters disclosed under this Item 4.02 with HBM prior to filing this Second Amended 8-K/A and has furnished HBM with a copy of the disclosures the Company is making in response to this Item 4.02. HBM’s confirming letter is attached to this Second Amended 8-K/A as Exhibit 7.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, the Company issued a press release announcing that, on November 10, 2008, the Board of Directors appointed Wendy Fu as Chief Financial Officer of the Company, effective November 10, 2008. Ms. Fu, 40, has over 10 years of experience in accounting, finance and auditing. From September 2007 to March 2008, Ms. Fu served as Vice President of Finance with Shengda Tech, Inc., a manufacturer and supplier of nano precipitated calcium carbonate. From December 2005 to June 2007, Ms. Fu served as a Senior Consultant focusing on Sarbanes-Oxley 404 compliance consulting with Deloitte & Touche, a provider of audit, consulting, financial advisory, risk management, and tax services. From June 1999 to May 2004, Ms. Fu served as Assistant Controller of Wal-Mart China, a retailer. She is a licensed CPA and holds a master’s degree in accounting from the University of Texas, Austin.

In connection with Ms. Fu’s appointment as Chief Financial Officer, Ms. Fu shall receive a monthly salary of RMB 30,000, in addition to other benefits typical for positions of this type. The Company intends to formalize the terms and conditions of Ms. Fu’s employment in a formal employment agreement at a later date. Other than her recent engagement by the Company as a consultant from August 2008 to the present, Ms. Fu has had no other relationships or transactions with the Company.

On November 14, 2008, the Company also announced that, in connection with the remedial actions recommended to the Board of Directors by the Audit Committee, as set forth in Item 4.02 of this Second Amended 8-K/A, Qiong Hua Gao resigned as Chief Financial Officer of the Company, effective November 10, 2008. Ms. Gao has a new position at the Company as a Supervisor of Internal Controls, working closely with the Company’s financial department and external consultants on implementing policies and procedures to strengthen the Company’s internal controls over financial reporting.

A copy of the November 14, 2008 press release is attached to this Second Amended 8-K/A as Exhibit 99.1 and the information therein is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
7	Letter from Hansen, Barnett & Maxwell, P.C., dated November 14, 2008
99.1	Press Release, dated November 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: November 14, 2008
	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
7	Letter from Hansen, Barnett & Maxwell, P.C., dated November 14, 2008
99.1	Press Release, dated November 14, 2008